LightPath Technologies, Inc. 8-K

Exhibit 10.4

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder”) is entered into as of December 22, 2016 by and among ISP Optics Corporation (“Target”) for the benefit of Avidbank (“Bank”).

RECITALS

Bank and LightPath Technologies, Inc. (“Parent”) are parties to that certain Loan and Security Agreement dated as of September 30, 2013 (the “Loan Agreement”), as may be amended from time to time, including the Second Amended and Restated Loan and Security Agreement dated December 21, 2016. By execution below, Target intends to join as a borrower under the Loan Agreement in accordance with the terms set forth in this Joinder and pursuant to Section 12.6 of the Agreement.

AGREEMENT

1.

ADDITION OF CO-BORROWER. Target is hereby added to the Loan Agreement as a “Borrower” thereunder, and each reference to “Borrower” in the Loan Agreement and any other Loan Document shall mean and refer to each of Parent, Target, and each of Parent’s Subsidiaries named as a Borrower thereunder, individually and collectively. Target assumes, as a joint and several obligor thereunder, all of the Obligations, liabilities and indemnities of a Borrower under the Loan Agreement and all other Loan Documents; and covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting a Borrower with respect to the Loan Agreement and the other Loan Documents and all of the representations and warranties contained in the Loan Agreement and the other Loan Documents with respect to a Borrower. Without limiting the generality of the foregoing, Target grants Bank a security interest in the Collateral described on Exhibit A to the Loan Agreement to secure performance and payment of all Obligations under the Loan Agreement, and authorizes Bank to file financing statements or other instruments with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder and under the Loan Documents.

2.

ADDITIONAL DOCUMENTS. In connection with and in furtherance of the foregoing, Target hereby also delivers to Bank the following documents:

(a)

corporate resolutions and incumbency certificate duly executed by Target, with certified copies of Target’s formation documents;

(b)

delivery of share certificates of with respect to ISP Optics Latvia, SIA, a limited liability company formed under the Laws of the Republic of Latvia and registered with the commercial register under registration No. 40103009686, if certificated, with stock powers;

(c)

intellectual property security agreement duly executed by Target;

(d)

lockbox service agreement duly executed by Target; and

(e)

certificate(s) of insurance naming Bank as the loss payee and additional insured to insurance policies of Target.

3.

MISCELLANEOUS. Unless otherwise defined, all initially capitalized terms in this Joinder shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. In the event that any signature to this Joinder is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

[signature page follows]

In Witness Whereof, the undersigned have caused this Joinder to be entered into as of the date set forth above.

ISP OPTICS CORPORATION

By:	/s/ J. James Gaynor

Name:	J. James Gaynor

Title:	Chief Executive Officer

Acknowledged and agreed to by:

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ J. James Gaynor

Name:	J. James Gaynor

Title:	Chief Executive Officer